Exhibit 99.1

[Company Logo]

NEWS RELEASE	CONTACT:
Jennifer M. Davis
FOR RELEASE AT 1:20 PM CT	Sr. Manager, Investor Relations
May 11, 2004	212-697-1976
IR@mgipharma.com

MGI PHARMA ANNOUNCES 2-FOR-1 STOCK SPLIT, RESULTS OF ANNUAL

SHAREHOLDER MEETING

MINNEAPOLIS, May 11, 2004 — MGI PHARMA, INC. (Nasdaq: MOGN) today announced that its Board of Directors has approved a two-for-one stock split of the Company’s common stock. As a result of the stock split, shareholders will receive one additional common share for each common share held on the record date of June 2, 2004.

“This stock split represents an important milestone in MGI PHARMA’s corporate development,” said Bill Brown, executive vice president and chief financial officer of MGI PHARMA. “We believe this split will increase our stock’s trading liquidity and make it more accessible to a broader base of investors.”

As of May 12, 2004, MGI PHARMA had approximately 35.2 million shares outstanding. Upon completion of the split, the number of common shares outstanding will increase to approximately 70.4 million. Statements or certificates for the additional shares will be mailed on or about June 9, 2004 by the Company’s transfer agent, Wells Fargo Shareowner Services. The ex-split date is June 10, 2004, which is the date MGI PHARMA’s common shares will trade on Nasdaq at the new split-adjusted price.

MGI PHARMA also announced the results of its Annual Shareholder Meeting, which was held today at 1:00 p.m. CST in Minneapolis, Minnesota. Shareholders approved all of management’s proposals and its recommended slate of directors.

Specifically, shareholders elected the current directors to serve another annual term. In addition, shareholders also approved the amendment to the Company’s 1997 Stock Incentive Plan to extend the term of this Plan through May 31, 2008 and to increase the number of shares available for awards granted under the Plan by 2,055,000 shares and agreed to amend the Company’s Amended and Restated Employee Stock Purchase Plan to increase the number of shares which may be purchased under the Plan by 500,000 shares. The appointment of KPMG LLP as the company’s independent auditors for the fiscal year ending December 31, 2004 was ratified.

About MGI PHARMA

MGI PHARMA, INC. is an oncology-focused biopharmaceutical company that acquires, develops and commercializes proprietary products that address the unmet needs of cancer patients. MGI PHARMA has a portfolio of proprietary pharmaceuticals, and intends to become a leader in oncology. MGI PHARMA markets Aloxi™ (palonosetron hydrochloride) injection, Salagen® Tablets (pilocarpine hydrochloride) and Hexalen® (altretamine) capsules in the United States. The Company directly markets its products in the U.S. and collaborates with partners in international markets. For more information about MGI PHARMA, please visit www.mgipharma.com.

This news release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “ expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are not guarantees of MGI PHARMA’s future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause the

Company’s results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the ability of Aloxi™ injection to compete successfully with other anti nausea and vomiting treatments; continued sales of MGI PHARMA’s other marketed products; development or acquisition of additional products; reliance on contract manufacturing and third party supply; changes in strategic alliances; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission including its most recently filed Form 10-Q or 10-K. MGI PHARMA undertakes no duty to update any of these forward-looking statements to conform them to actual results.

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